Exhibit 99.1

Nine Energy Service Announces Third Quarter 2022 Results

•	Revenue, net income and adjusted EBITDAA of $167.4 million, $14.3 million and $32.6 million, respectively, for the third quarter of 2022

•	Third quarter 2022 basic earnings per share of $0.46

•	For the third quarter of 2022 the Company generated ROICB of 28.8%

•	Total liquidity position of $88.2 million as of September 30, 2022

•	During Q3, repurchased additional bonds with a face value of $13.0 million for a total purchase price of $10.1 million, leaving $307.3 million of senior notes outstanding

HOUSTON – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) reported third quarter 2022 revenues of $167.4 million, net income of $14.3 million and adjusted EBITDA of $32.6 million. For the third quarter of 2022, adjusted net incomeC was $12.2 million, or $0.39 adjusted basic earnings per shareD.

The Company had provided original third quarter 2022 revenue guidance between $145.0 and $155.0 million, with actual results falling above the provided range and representing a sequential revenue increase of approximately 18% quarter over quarter.

“Q3 was a very strong quarter for Nine,” said Ann Fox, President and Chief Executive Officer, Nine Energy Service, “driven mostly by price increases across our service lines, as well as increased volumes within completion tools, which enabled us to drive strong incremental margins again this quarter.”

“De-levering the balance sheet continues to be a top priority for Nine. During Q3, we repurchased $13.0 million par value of bonds for $10.1 million of cash or 77.7% of par, leaving $307.3 million outstanding. I am extremely happy with our team’s ability to take over $90 million of debt off the balance sheet, while also maintaining strong liquidity throughout one of the most volatile environments we have faced. The Company is poised to generate free cash flow going forward and we plan to continue to reduce our financial leverage. Going forward, we believe that Nine can de-lever through a combination of growth in profitability, as well as reduction in net debt.”

“All of our service lines performed well this quarter and cementing continues to outperform the market, increasing sequential revenue by approximately 16%, versus the average U.S. rig count, which increased by approximately 7%. We continue to grow our completion tool business through both new technology and market share gains. In Q3, we increased the total number of dissolvable plugs sold by approximately 34% quarter over quarter, despite EIA reported completions remaining flat. Today, we believe we have a leading market share position within the U.S. dissolvable plug market. Along with the U.S. market, the international markets could provide growth opportunities for Nine. Our R&D team in Norway recently completed and received API-Q1 certification for our multi-cycle barrier valve for a large Middle Eastern national oil company (“NOC”). We have received approximately $10 million in purchase orders pursuant to an NOC bid process, with opportunities to obtain additional purchase orders moving forward. I am extremely proud of Nine’s R&D capabilities, which have provided new opportunities in the international markets.”

“The overall market has been volatile; however, we remain positive about Nine’s outlook into 2023 and beyond. There are and will continue to be numerous factors that will influence global supply and demand, but we believe North American shale production will be critical for global supply. We do think capital discipline for both operators and oilfield service providers will continue into 2023 keeping the market tight; however, we believe the constraints on oilfield service equipment will continue, and incremental rig activity moving forward should put upward pressure on pricing and drive net margin.”

“We do expect to see some seasonality impacts into Q4, especially as our customers remain focused on staying within capital budgets. With what we know today, we anticipate revenue to be relatively flat sequentially for Q4, with growth returning as we enter Q1 of 2023.”

“We have proven Nine’s ability to generate strong growth and earnings within the current rig environment. As we have strategically shifted more of our top line exposure to both completion tools and cementing, we are starting to see the positive impacts this will have on our free cash flow generation, which we expect to continue into 2023. While we do anticipate activity increases into 2023, we do not believe we need significant activity increases in 2023 to continue to grow both our revenue and expand our margin.”

“Nine’s geographic and service line diversity positions us well for this next cycle. We believe we have differentiation in the service lines in which we operate with a strategy towards more profitability even within a more moderated growth environment in 2023.”

Operating Results

During the third quarter of 2022, the Company reported revenues of $167.4 million, gross profit of $35.0 million and adjusted gross profitE of $44.0 million. Gross profit increased by approximately 77% quarter over quarter, and adjusted gross profit increased by approximately 49% quarter over quarter. During the third quarter, the Company generated ROIC of 28.8%.

During the third quarter of 2022, the Company reported selling, general and administrative expense of $13.5 million. Depreciation and amortization expense in the third quarter of 2022 was $9.5 million.

The Company’s tax provision for the third quarter of 2022 was approximately $0.5 million and $0.08 million year to date. The provision for 2022 is the result of our tax position in state and non-U.S. tax jurisdictions.

Liquidity and Capital Expenditures

During the third quarter of 2022, the Company reported net cash provided by operating activities of $15.1 million. Capital expenditures totaled $4.6 million during the third quarter of 2022.

As of September 30, 2022, Nine’s cash and cash equivalents were $21.5 million, and the Company had $66.7 million of availability under the revolving credit facility, resulting in a total liquidity position of $88.2 million as of September 30, 2022. On September 30, 2022, the Company had $27.0 million of borrowings under the 2018 ABL Credit Facility. In the fourth quarter of 2022 to date, the Company borrowed an additional $5.0 million, net.

During the third quarter, the Company repurchased $13.0 million of the senior notes for a repurchase price of $10.1 million in cash. As a result, the Company recorded a $2.8 million gain on extinguishment of debt with no cash tax obligation. To date, the Company has repurchased $92.7 million of the senior notes for a repurchase price of $32.9 million in cash, leaving $307.3 million of bonds outstanding.

ABCDE	See end of press release for definitions

Conference Call Information

The call is scheduled for Monday, November 7, 2022, at 9:00 am Central Time. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Earnings Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the earnings call.

For those who cannot listen to the live call, a telephonic replay of the call will be available through November 21, 2022, and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13732302.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion solutions within North America and abroad. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Serving the global oil and gas industry, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the level of capital spending and well completions by the onshore oil and natural gas industry, which may be affected by geopolitical and economic developments in the U.S. and globally, including conflicts, instability, acts of war or terrorism in oil producing countries or regions, particularly Russia, the Middle East, South America and Africa, as well as actions by members of the Organization of the Petroleum Exporting Countries and other oil exporting nations, and which has been and may again be affected by the COVID-19 pandemic and related economic repercussions; general economic conditions and inflation, particularly, cost inflation with labor or materials; the adequacy of the Company’s capital resources and liquidity, including the ability to meet its debt obligations, which may including refinancing or restructuring its indebtedness by seeking additional sources of capital, selling assets, or a combination thereof; equipment and supply chain constraints; the Company’s ability to attract and retain key employees, technical personnel and other skilled and qualified workers; the Company’s ability to maintain existing prices or implement price increases on our products and services; pricing pressures, reduced sales, or reduced market share as a result of intense competition in the markets for the Company’s dissolvable plug products; conditions inherent in the oilfield services industry, such as equipment defects, liabilities arising from accidents or damage involving our fleet of trucks or other equipment, explosions and uncontrollable flows of gas or well fluids, and loss of well control; the Company’s ability to implement and commercialize new technologies, services and tools; the Company’s ability to grow its completion tool business; the Company’s ability to manage capital expenditures; the Company’s ability to accurately predict customer demand, including that of its international customers; the loss of, or interruption or delay in operations by, one or more significant customers, including certain of the Company’s customers outside of the United States; the loss of or interruption in operations of one or more key suppliers; the incurrence of significant costs and liabilities resulting from litigation; changes in laws or regulations regarding issues of health, safety and protection of the environment; and other factors described in the “Risk Factors” and “Business” sections of the Company’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Vice President, Strategic Development, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(In Thousands, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Revenues	$167,432	$142,346
Cost and expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	123,418	112,741
General and administrative expenses	13,475	12,455
Depreciation	6,593	6,511
Amortization of intangibles	2,896	3,768
Loss on revaluation of contingent liability	46	186
Loss on sale of property and equipment	1,242	267

Income from operations	19,762	6,418
Interest expense	8,125	8,133
Gain on extinguishment of debt	(2,843)	—
Interest income	(134)	(25)
Other income	(161)	(190)

Income (loss) before income taxes	14,775	(1,500)
Provision (benefit) for income taxes	489	(522)

Net income (loss)	$14,286	$(978)
Earnings (loss) per share
Basic	$0.46	$(0.03)
Diluted	$0.45	$(0.03)
Weighted average shares outstanding
Basic	31,100,712	30,832,566
Diluted	31,932,613	30,832,566
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax of $0 and $0	$(225)	$(174)

Total other comprehensive loss, net of tax	(225)	(174)

Total comprehensive income (loss)	$14,061	$(1,152)

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

	September 30, 2022	June 30, 2022
Assets
Current assets
Cash and cash equivalents	$21,490	$22,408
Accounts receivable, net	103,881	88,245
Income taxes receivable	1,184	1,726
Inventories, net	52,959	48,950
Prepaid expenses and other current assets	9,123	11,362

Total current assets	188,637	172,691
Property and equipment, net	75,658	77,993
Operating lease right-of-use assets, net	35,934	34,143
Finance lease right-of-use assets, net	598	1,398
Intangible assets, net	105,840	108,736
Other long-term assets	808	784

Total assets	$407,475	$395,745

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$38,145	$35,470
Accrued expenses	29,374	22,980
Current portion of long-term debt	27,281	27,805
Current portion of operating lease obligations	7,438	6,458
Current portion of finance lease obligations	420	644

Total current liabilities	102,658	93,357
Long-term liabilities
Long-term debt	305,631	318,147
Long-term operating lease obligations	29,612	28,974
Other long-term liabilities	1,659	1,586

Total liabilities	439,560	442,064
Stockholders’ equity (deficit)
Common stock (120,000,000 shares authorized at $.01 par value; 33,233,106 and 33,369,148 shares issued and outstanding at September 30, 2022 and June 30, 2022, respectively)	332	334
Additional paid-in capital	774,510	774,335
Accumulated other comprehensive loss	(4,926)	(4,701)
Accumulated deficit	(802,001)	(816,287)

Total stockholders’ equity (deficit)	(32,085)	(46,319)

Total liabilities and stockholders’ equity (deficit)	$407,475	$395,745

NINE ENERGY SERVICE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Cash flows from operating activities
Net income (loss)	$14,286	$(978)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	6,593	6,511
Amortization of intangibles	2,896	3,768
Amortization of deferred financing costs	634	642
Amortization of operating leases	2,242	2,035
Gain on extinguishment of debt	(2,843)	—
Provision (recovery) of doubtful accounts	4	(4)
Provision for inventory obsolescence	603	886
Stock-based compensation expense	521	495
Loss on sale of property and equipment	1,242	267
Loss on revaluation of contingent liability	46	186
Changes in operating assets and liabilities, net of effects from acquisitions
Accounts receivable, net	(15,696)	(8,514)
Inventories, net	(4,733)	(3,972)
Prepaid expenses and other current assets	1,277	2,788
Accounts payable and accrued expenses	9,709	(1,835)
Income taxes receivable/payable	542	(615)
Other assets and liabilities	(2,203)	(2,090)

Net cash provided by (used in) operating activities	15,120	(430)

Cash flows from investing activities
Proceeds from sales of property and equipment	797	101
Purchases of property and equipment	(5,417)	(3,068)

Net cash used in investing activities	(4,620)	(2,967)

Cash flows from financing activities
Payments on Magnum Promissory Notes	(282)	—
Proceeds from 2018 ABL Credit Facility	—	7,000
Purchases of Senior Notes	(10,081)	—
Payments of short-term debt	(242)	(363)
Payments on finance leases	(331)	(339)
Payments of contingent liability	(43)	(48)
Vesting of restricted stock and stock units	(348)	(296)

Net cash provided by (used in) financing activities	(11,327)	5,954

Impact of foreign currency exchange on cash	(91)	(90)

Net increase (decrease) in cash and cash equivalents	(918)	2,467
Cash and cash equivalents
Beginning of period	22,408	19,941

End of period	$21,490	$22,408

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
EBITDA reconciliation:
Net income (loss)	$14,286	$(978)
Interest expense	8,125	8,133
Interest income	(134)	(25)
Provision (benefit) for income taxes	489	(522)
Depreciation	6,593	6,511
Amortization of intangibles	2,896	3,768

EBITDA	$32,255	$16,887
Loss on revaluation of contingent liability (1)	46	186
Gain on extinguishment of debt	(2,843)	—
Restructuring charges	729	805
Stock-based compensation and cash award expense	1,113	758
Loss on sale of property and equipment	1,242	267
Legal fees and settlements (2)	10	11

Adjusted EBITDA	$32,552	$18,914

(1)	Amounts relate to the revaluation of contingent liability associated with a 2018 acquisition.
(2)	Amounts represent fees, legal settlements and/or accruals associated with legal proceedings brought pursuant to the Fair Labor Standards Act and/or similar state laws.

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ROIC CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Net income (loss)	$14,286	$(978)
Add back:
Interest expense	8,125	8,133
Interest income	(134)	(25)
Gain on extinguishment of debt	(2,843)	—
Restructuring charges	729	805

After-tax net operating income	$20,163	$7,935
Total capital as of prior period-end:
Total stockholders’ deficit	$(46,319)	$(45,366)
Total debt	348,148	341,511
Less: cash and cash equivalents	(22,408)	(19,941)

Total capital as of prior period-end:	$279,421	$276,204

Total capital as of period-end:
Total stockholders’ deficit	$(32,085)	$(46,319)
Total debt	334,620	348,148
Less: cash and cash equivalents	(21,490)	(22,408)

Total capital as of period-end:	$281,045	$279,421

Average total capital	$280,233	$277,813

ROIC	28.8%	11.4%

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED GROSS PROFIT (LOSS)

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Calculation of gross profit
Revenues	$167,432	$142,346
Cost of revenues (exclusive of depreciation and amortization shown separately below)	123,418	112,741
Depreciation (related to cost of revenues)	6,131	6,055
Amortization of intangibles	2,896	3,768

Gross profit	$34,987	$19,782

Adjusted gross profit reconciliation
Gross profit	$34,987	$19,782
Depreciation (related to cost of revenues)	6,131	6,055
Amortization of intangibles	2,896	3,768

Adjusted gross profit	$44,014	$29,605

NINE ENERGY SERVICE, INC.

RECONCILIATION OF ADJUSTED NET INCOME (LOSS) AND ADJUSTED BASIC EARNINGS (LOSS) PER SHARE CALCULATION

(In Thousands)

(Unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022
Reconciliation of adjusted net income (loss):
Net income (loss)	$14,286	$(978)
Add back:
Gain on extinguishment of debt (a)	(2,843)	—
Restructuring charges	729	805

Adjusted net income (loss)	$12,172	$(173)
Weighted average shares
Weighted average shares outstanding for basic and adjusted basic earnings (loss) per share	31,100,712	30,832,566
Earnings (loss) per share:
Basic earnings (loss) per share	$0.46	$(0.03)
Adjusted basic earnings (loss) per share	$0.39	$(0.01)

(a)	Amount represents the difference between the repurchase price and the carrying amount of Senior Notes repurchased during the respective period.

A

Adjusted EBITDA is defined as net income (loss) before interest, taxes, and depreciation and amortization, further adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) loss or gain on revaluation of contingent liabilities, (iv) loss or gain on the extinguishment of debt, (v) loss or gain on the sale of subsidiaries, (vi) restructuring charges, (vii) stock-based compensation and cash award expense, (viii) loss or gain on sale of property and equipment, and (ix) other expenses or charges to exclude certain items which we believe are not reflective of ongoing performance of our business, such as legal expenses and settlement costs related to litigation outside the ordinary course of business. Management believes Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period without regard to our financing methods or capital structure and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments, acquisitions and dispositions and costs that are not reflective of the ongoing performance of our business.

B

Return on Invested Capital (“ROIC”) is defined as after-tax net operating profit (loss), divided by average total capital. We define after-tax net operating profit (loss) as net income (loss) plus (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) interest expense (income), (iv) restructuring charges, (v) loss (gain) on the sale of subsidiaries, (vi) loss (gain) on extinguishment of debt, and (vii) the provision (benefit) for deferred income taxes. We define total capital as book value of equity (deficit) plus the book value of debt less balance sheet cash and cash equivalents. We compute the average of the current and prior period-end total capital for use in this analysis. Management believes ROIC provides useful information because it quantifies how well we generate operating income relative to the capital we have invested in our business and illustrates the profitability of a business or project taking into account the capital invested.

C

Adjusted Net Income (Loss) is defined as net income (loss) adjusted for (i) goodwill, intangible asset, and/or property and equipment impairment charges, (ii) transaction and integration costs related to acquisitions, (iii) restructuring charges, (iv) loss or gain on the sale of subsidiaries, (v) loss or gain on the extinguishment of debt and (vi) the tax impact of such adjustments. Management believes Adjusted Net Income (Loss) is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and helps identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

D

Adjusted Basic Earnings (Loss) Per Share is defined as adjusted net income (loss), divided by weighted average basic shares outstanding. Management believes Adjusted Basic Earnings (Loss) Per Share is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations from period to period and help identify underlying trends in our operations that could otherwise be distorted by the effect of the impairments and acquisitions.

E

Adjusted Gross Profit (Loss) is defined as revenues less cost of revenues excluding depreciation and amortization. This measure differs from the GAAP definition of gross profit (loss) because we do not include the impact of depreciation and amortization, which represent non-cash expenses. Our management uses adjusted gross profit (loss) to evaluate operating performance. We prepare adjusted gross profit (loss) to eliminate the impact of depreciation and amortization because we do not consider depreciation and amortization indicative of our core operating performance.